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                                                                   EXHIBIT 21.1

SUBSIDIARIES

ENTITY                                  STATE OF INCORPORATION

Maxwell Technologies, Inc.              Delaware

PurePulse Technologies, Inc.            Delaware

Maxwell Business Systems, Inc.          California

Maxwell IJIS, Inc.                      California

Maxwell Federal Division, Inc.          California

Maxwell Information Systems, Inc.       California

Maxwell Energy Products, Inc.           California

I-BUS, Inc.                             California